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[COOPER-NYSE LOGO]                               [COOPER COMPANIES LOGO]

                                                 21062 Bake Parkway, Suite 200
                                                 Lake Forest, CA 92630
                                                 888-822-2660
                                                 Fax: (949) 597-0662


NEWS RELEASE


         CONTACT:

         Norris Battin

         The Cooper Companies, Inc.

         ir@coopercompanies.com



         FOR IMMEDIATE RELEASE



              COOPER AND WESLEY JESSEN AGREE TO SETTLE PATENT SUITS

LAKE FOREST, Calif., October 3, 2002 -- The Cooper Companies, Inc. (NYSE:COO) said today that it had reached a settlement of all pending patent infringement litigation with CIBA Vision and its subsidiary Wesley Jessen. CIBA Vision and Wesley Jessen had alleged that CooperVision's colored cosmetic contact lenses, including Frequency'r' Colors and Expressions'r', infringed certain CIBA Vision patents in the United States, the United Kingdom, Italy, France and Germany. Cosmetic lenses change or enhance the appearance of the color of the eye.

Terms of the settlement are confidential, but the agreement allows CooperVision to continue selling its existing cosmetic lens products throughout the world. CIBA Vision has agreed to license its color contact lens patents to CooperVision in return for a royalty and a cross-license of some of CooperVision's intellectual property rights.

Cooper's revenue and earnings guidance for 2002 and 2003 remains unchanged. For fiscal 2002, Cooper estimates revenue between $312 million and $315 million and earnings per share of $3.09 to $3.13. For fiscal 2003, Cooper estimates revenue between $380 million and $400 million with earnings per share ranging from $3.95 to $4.05.

Forward-Looking Statements
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Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.




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Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

About Cooper
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The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical, Inc., with operations in Trumbull, Conn., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin, markets medical devices, diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.

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